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EXHIBIT 10(iv)

AGREEMENT BY AND BETWEEN SENIOR CARE INDUSTRIES AND OASIS INTERNATIONAL CORPORATION

Pursuant to that certain Real Estate Purchase Agreement by and Between Senior Care Industries Inc., and Oasis International Corporation dated November 1, 2001, subsequently assigned to Mantis Investments Inc., a wholly owned subsidiary of Senior Care Industries Inc, Senior Care Industries issued Series "J" convertible preferred stock convertible 20 to 1 into common beginning stock 24 months after close.

Pursuant to the Addendum by and between Senior Care Industries Inc., and Oasis International Corporation dated November 1, 2001 Senior Care has hired Sellers entitlement consultant and agreed to pay said consultant in cash or cash equivalent not to exceed $26,000 per month for services rendered in connection with the entitlements on the Property.

Pursuant to the Addendum by and between Senior Care Industries Inc., and Oasis International Corporation dated November 1, 2001 If the cash down payment is not made on or before December 30, 2004, a wrap note in the amount of $7,377,000 shall be signed by Buyer wherein Buyer pays the quarterly interest payment on the property at the current level of debt, not to exceed $40,000 per quarter

Senior Care Industries Agrees and Oasis International Corporation agree to the following:

Senior Care Industries hereby agrees to issue at full execution of this Agreement, 5,200,000 shares of S-8 stock to Doug Hoyt to satisfy through 7/31/03 the $26,000 per month that is due for services rendered in connection with the entitlements on the Property and to bring the back payments due since January 1, 2002 current.

Senior Care Industries hereby agrees to an early conversion of 50% of the first tranche of preferred stock due under the Real Estate Purchase Agreement by and Between Senior Care Industries Inc., and Oasis International Corporation dated November 1, 2001, said 50% equaling 891,737 preferred shares converting to 17,834,737 shares of common payable to Oasis shareholders. Said shareholders to sign an irrevocable proxy in the form and content attached hereto.

Senior Care Industries hereby agrees to issue 77,652,632 shares of SENC to Oasis International Corporation shareholders who will waive the December 30, 2003 requirement for SENC to pay Oasis International Corporation $7,377,000 cash or for Senior Care to sign a $7,377,000 note payable to Oasis International Corporation in lieu of the cash down payment on December 30, 2004. Said shareholders to sign an irrevocable proxy in the form and content attached hereto.

In return for Oasis International Corporation receiving an early conversion of 50% of the first tranche of preferred stock due under the Real Estate Purchase Agreement by and Between Senior Care Industries Inc., and Oasis International Corporation dated November 1, 2001, The Oasis International Corporation shareholders and Oasis International Corporation agree to the following:

The Oasis International Corporation shareholders hereby accept 77,652,632 shares of SENC and in exchange, Oasis International Corporation and cancels the December 30, 2003 requirement for SENC to pay Oasis International Corporation $7,377,000 cash or for Senior Care to sign a $7,377,000 note payable to Oasis International Corporation in lieu of the cash down payment on December 30, 2004 and to sign an irrevocable proxy in the form and content attached hereto. The Oasis International Corporation shareholders and have the right to sell the 77,652,632 shares to Senior Care for $7,377,000 on July 26, 2003 and Senior Care is obligated to buy said shares if the common shares of Senior Care Industries Inc., have not been listed for trading on the American Stock Exchange by July 26, 2003.

This Agreement shall be in full force and effect upon the Oasis International Corporation shareholders signing the irrevocable proxy attached hereto and upon full execution of this Agreement by the parties below.

Agreed to and accepted this 29th day of July, 2002:

/s/ David Wolfson_____________________________
Oasis International Corporation Shareholder     Shares issued:  52,987,369
David Michael LLC
By David Wolfson

/s/ Bonnie Tippets______________________________
Oasis International Corporation Shareholder     Shares issued:  14.500,000
Alexander Senkovski LLC
By Bonnie Tippets

/s/ Saundra Mc Fadden_____________________________
Oasis International Corporation Shareholder     Shares issued:  15,000,000
McFadden LLC
By Saundra McFadden

/s/ Elizateth Colmenares_________               Shares issued:  13,000,000
Oasis International Corporation Shareholder
Elizabeth Colmenares

/s/ Mervyn A. Phelan, Sr. enior Care Industries
Mervyn A. Phelan, Sr., CEO

CALACULATION OF STOCK ISSUED @ OASIS AGREEMENT:

ASSUMPTIONS

Original Purchase Price Paid:           $24,320,000

Debt per 3/31/02 10Q:   $7,377,000 (Note and TD to be recorded 12/31/03)

Net Price to be Paid in stock: $16,943,000 (Purchase Price less Note and TD)

STOCK ISSUED

We calculate the number of
shares as follows:      Price per share is the average of the low bid and the
                        closing price on 7/26 = 10 cents plus 9 cents divided by two = 9.5 cents per share.

Stock Issued to Retire
$7,377,0000 in Debt:    77,652,632 shares  ($7,377,000/$.095 = 77,652,632)

Stock issued Pursuant
early conversion of
50% of the first
tranche of preferred:   17,834,737 shares  (20% of $16,943,000 x 50% =
                        17,834,737)

Stock issued to pay
For S-8 Consultant:     5,200,000 shares ($.095 * 5,200,000 = $494,000 which is
                        payment of $26,000 per month from January 1 2002 through July 31, 2003.)